Lincoln Electric Reports Second Quarter 2017 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2017 RESULTS

Second Quarter 2017 Highlights
▪ Organic sales increase 5.8%
▪ Operating income margin of 14.0%, 14.7% on an adjusted basis
▪ EPS of $0.92, Adjusted EPS of $0.97

CLEVELAND, Tuesday, July 25, 2017 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2017 net income of $61.4 million, or diluted earnings per share (EPS) of $0.92, which includes acquisition transaction and integration costs of $4.5 million, $3.5 million after-tax, or $0.05 EPS, related to the proposed acquisition of Air Liquide Welding. The second quarter 2017 also includes a $2.9 million, or $0.04 EPS, tax benefit from stock option exercises that are now recognized through income tax expense following the adoption of a new accounting standard in the first quarter 2017. Second quarter 2016 net income was $31.3 million, or $0.45 EPS, and on an adjusted basis, $57.4 million, or $0.83 EPS.

Second quarter 2017 sales increased 5.8% to $626.9 million on 3.2% higher volumes and a 2.6% increase in price. Excluding Venezuela from prior year results due to the deconsolidation of the operation, sales increased 6.9%, from 4.2% higher volumes and a 2.7% increase in price.

Operating income for second quarter 2017 was $87.6 million, or 14.0% of sales. This compares with operating income of $48.1 million, or 8.1% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $92.1 million, or 14.7% of sales, as compared with $82.4 million, or 13.9% of sales, in the prior year.

On April 27, 2017, the Company entered into a definitive agreement with Air Liquide to acquire its Air Liquide Welding subsidiary. The definitive agreement reflects an approximate $131 million purchase price for the Air Liquide Welding business, including the assumption of net debt and working capital adjustments. The proposed acquisition is expected to close on July 31, 2017.

"We achieved good momentum in the second quarter with sales growth across all three segments and among most end markets,” stated Christopher L. Mapes, chairman, president and chief executive officer. “Financial performance remained solid as operational initiatives and volume improvements helped mitigate rising raw material costs and operating expenses. Given sustained improvement in year-over-year demand, we expect to continue to achieve modest sales and margin growth in 2017. We are also looking forward to completing the Air Liquide Welding acquisition, which will further advance our '2020 Vision and Strategy'.”

Six Months 2017 Summary

Net income for the six months ended June 30, 2017 was $117.2 million, or EPS of $1.76, which includes acquisition transaction and integration costs of $8.1 million, $6.2 million after-tax, or $0.09 EPS, related to the proposed acquisition of Air Liquide Welding. The six months ended June 30, 2017 also includes a $4.1 million, or $0.06 EPS, tax benefit from stock option exercises that are now recognized through income tax expense following the adoption of a new accounting standard in the first quarter 2017. For the six months ended June 30, 2016, net income was $85.0 million, or $1.22 EPS, and on an adjusted basis, $111.0 million, or $1.60 EPS.

Sales increased 5.7% to $1.2 billion for the six months ended June 30, 2017 on 3.1% higher volumes and a 2.4% increase in price. Excluding Venezuela from prior year results due to the deconsolidation of the operation, sales increased 6.7%, from 4.1% higher volumes and a 2.4% increase in price.

Lincoln Electric Reports Second Quarter 2017 Financial Results

Operating income for six months ended June 30, 2017 was $169.1 million, or 14.0% of sales. This compares with operating income of $123.4 million, or 10.8% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $177.2 million, or 14.7% of sales, as compared with $157.7 million, or 13.8% of sales, in the prior year.

Webcast Information

A conference call to discuss second quarter 2017 financial results will be webcast live today, July 25, 2017, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 51410082. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the second quarter 2017 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully complete the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$626,858	100.0%	$592,418	100.0%	$34,440	5.8%
Cost of goods sold	409,370	65.3%	389,491	65.7%	(19,879)	(5.1%)
Gross profit	217,488	34.7%	202,927	34.3%	14,561	7.2%
Selling, general & administrative expenses	129,846	20.7%	120,497	20.3%	(9,349)	(7.8%)
Loss on deconsolidation of Venezuelan subsidiary	—	—	34,348	5.8%	34,348	100.0%
Operating income	87,642	14.0%	48,082	8.1%	39,560	82.3%
Interest income	1,245	0.2%	435	0.1%	810	186.2%
Equity earnings in affiliates	440	0.1%	839	0.1%	(399)	(47.6%)
Other income	936	0.1%	588	0.1%	348	59.2%
Interest expense	(6,297)	1.0%	(4,186)	0.7%	(2,111)	(50.4%)
Income before income taxes	83,966	13.4%	45,758	7.7%	38,208	83.5%
Income taxes	22,635	3.6%	14,449	2.4%	(8,186)	(56.7%)
Effective tax rate	27.0%		31.6%		4.6%
Net income including non-controlling interests	61,331	9.8%	31,309	5.3%	30,022	95.9%
Non-controlling interests in subsidiaries’ loss	(21)	—	(8)	—	(13)	(162.5%)
Net income	$61,352	9.8%	$31,317	5.3%	$30,035	95.9%

Basic earnings per share	$0.93		$0.46		$0.47	102.2%
Diluted earnings per share	$0.92		$0.45		$0.47	104.4%
Weighted average shares (basic)	65,811		68,181
Weighted average shares (diluted)	66,743		68,890
	Six Months Ended June 30,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$1,207,755	100.0%	$1,143,140	100.0%	$64,615	5.7%
Cost of goods sold	786,411	65.1%	751,111	65.7%	(35,300)	(4.7%)
Gross profit	421,344	34.9%	392,029	34.3%	29,315	7.5%
Selling, general & administrative expenses	252,216	20.9%	234,307	20.5%	(17,909)	(7.6%)
Loss on deconsolidation of Venezuelan subsidiary	—	—	34,348	3.0%	34,348	100.0%
Operating income	169,128	14.0%	123,374	10.8%	45,754	37.1%
Interest income	2,022	0.2%	865	0.1%	1,157	133.8%
Equity earnings in affiliates	1,235	0.1%	1,465	0.1%	(230)	(15.7%)
Other income	1,892	0.2%	1,249	0.1%	643	51.5%
Interest expense	(12,411)	1.0%	(8,013)	0.7%	(4,398)	(54.9%)
Income before income taxes	161,866	13.4%	118,940	10.4%	42,926	36.1%
Income taxes	44,687	3.7%	34,007	3.0%	(10,680)	(31.4%)
Effective tax rate	27.6%		28.6%		1.0%
Net income including non-controlling interests	117,179	9.7%	84,933	7.4%	32,246	38.0%
Non-controlling interests in subsidiaries’ loss	(17)	—	(22)	—	5	22.7%
Net income	$117,196	9.7%	$84,955	7.4%	$32,241	38.0%

Basic earnings per share	$1.78		$1.23		$0.55	44.7%
Diluted earnings per share	$1.76		$1.22		$0.54	44.3%
Weighted average shares (basic)	65,750		68,883
Weighted average shares (diluted)	66,666		69,569

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2017	December 31, 2016
Cash and cash equivalents	$395,735	$379,179
Total current assets	1,207,832	1,043,713
Property, plant and equipment, net	384,947	372,377
Total assets	2,121,673	1,943,437
Total current liabilities	415,643	388,107
Short-term debt (1)	1,953	1,889
Long-term debt, less current portion	704,732	703,704
Total equity	851,776	712,206

Operating Working Capital	June 30, 2017	December 31, 2016
Accounts receivable, net	$323,185	$273,993
Inventories	289,635	255,406
Trade accounts payable	194,758	176,757
Operating working capital	$418,062	$352,642

Average operating working capital to Net sales (2)	16.7%	15.6%

Invested Capital	June 30, 2017	December 31, 2016
Short-term debt (1)	$1,953	$1,889
Long-term debt, less current portion	704,732	703,704
Total debt	706,685	705,593
Total equity	851,776	712,206
Invested capital	$1,558,461	$1,417,799

Total debt / invested capital	45.3%	49.8%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating income as reported	$87,642	$48,082	$169,128	$123,374
Special items (pre-tax):
Loss on deconsolidation of Venezuelan subsidiary (2)	—	34,348	—	34,348
Acquisition transaction and integration costs (3)	4,498	—	8,113	—
Adjusted operating income (1)	$92,140	$82,430	$177,241	$157,722
As a percent of total sales	14.7%	13.9%	14.7%	13.8%

Net income as reported	$61,352	$31,317	$117,196	$84,955
Special items (after-tax):
Loss on deconsolidation of Venezuelan subsidiary (2)	—	33,251	—	33,251
Income tax valuation reversals (4)	—	(7,196)	—	(7,196)
Acquisition transaction and integration costs (3)	3,494	—	6,228	—
Adjusted net income (1)	$64,846	$57,372	$123,424	$111,010

Diluted earnings per share as reported	$0.92	$0.45	$1.76	$1.22
Special items	0.05	0.38	0.09	0.38
Adjusted diluted earnings per share (1)	$0.97	$0.83	$1.85	$1.60

Weighted average shares (diluted)	66,743	68,890	66,666	69,569

(1)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(3)	Related to proposed acquisition of Air Liquide Welding.

(4)	Related to the reversal of an income tax valuation allowance as a result of a legal entity change.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2017	2016
Net income as reported	$230,640	$73,181
Rationalization and asset impairment charges, net of tax of $1,437	—	17,281
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	—	33,251
Income tax valuation reversals	—	(7,196)
Pension settlement charges, net of tax of $55,428	—	87,310
Venezuela currency devaluation	—	27,214
Acquisition transaction and integration costs, net of tax of $1,885 (3)	6,228	—
Adjusted net income (1)	$236,868	$231,041
Plus: Interest expense, net of tax of $8,988 and $9,038 in 2017 and 2016, respectively	14,489	14,568
Less: Interest income, net of tax of $1,244 and $861 in 2017 and 2016, respectively	2,005	1,387
Adjusted net income before tax effected interest	$249,352	$244,222

Invested Capital	June 30, 2017	June 30, 2016
Short-term debt	$1,953	$159,908
Long-term debt, less current portion	704,732	360,931
Total debt	706,685	520,839
Total equity	851,776	792,414
Invested capital	$1,558,461	$1,313,253

Return on invested capital (1)(2)	16.0%	18.6%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

(3)	Related to proposed acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$61,352	$31,317
Non-controlling interests in subsidiaries’ loss	(21)	(8)
Net income including non-controlling interests	61,331	31,309
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Loss on deconsolidation of Venezuelan subsidiary	—	34,348
Depreciation and amortization	15,840	16,607
Equity loss (earnings) in affiliates, net	195	(56)
Pension (income) expense	(1,334)	5,112
Pension contributions and payments	(618)	(712)
Other non-cash items, net	9,091	(3,316)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(15,811)	(5,801)
Increase in inventories	(3,811)	(4,712)
Increase in trade accounts payable	5,455	17,571
Net change in other current assets and liabilities	3,536	12,083
Net change in other long-term assets and liabilities	1,573	(272)
NET CASH PROVIDED BY OPERATING ACTIVITIES	75,447	102,161

INVESTING ACTIVITIES:
Capital expenditures	(16,094)	(15,894)
Acquisition of businesses, net of cash acquired	—	(71,567)
Proceeds from sale of property, plant and equipment	899	221
Purchase of marketable securities	(35,009)	—
Proceeds from marketable securities	1,190	—
Other investing activities	—	(283)
NET CASH USED BY INVESTING ACTIVITIES	(49,014)	(87,523)

FINANCING ACTIVITIES:
Net change in borrowings	(321)	137,514
Proceeds from exercise of stock options	7,754	3,700
Purchase of shares for treasury	(7,345)	(100,445)
Cash dividends paid to shareholders	(23,030)	(22,022)
Other financing activities	(15,182)	(14,438)
NET CASH (USED BY) PROVIDED BY FINANCING ACTIVITIES	(38,124)	4,309

Effect of exchange rate changes on Cash and cash equivalents	5,986	(2,924)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,705)	16,023
Cash and cash equivalents at beginning of period	401,440	220,996
Cash and cash equivalents at end of period	$395,735	$237,019

Cash dividends paid per share	$0.35	$0.32

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$117,196	$84,955
Non-controlling interests in subsidiaries’ loss	(17)	(22)
Net income including non-controlling interests	117,179	84,933
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Loss on deconsolidation of Venezuelan subsidiary	—	34,348
Depreciation and amortization	32,006	32,232
Equity earnings in affiliates, net	(75)	(58)
Pension (income) expense	(2,679)	9,256
Pension contributions and payments	(1,168)	(21,577)
Other non-cash items, net	15,632	(5,395)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(40,006)	(22,393)
Increase in inventories	(24,757)	(15,492)
Increase in trade accounts payable	12,619	22,228
Net change in other current assets and liabilities	38,869	9,529
Net change in other long-term assets and liabilities	4,067	(732)
NET CASH PROVIDED BY OPERATING ACTIVITIES	151,687	126,879

INVESTING ACTIVITIES:
Capital expenditures	(28,131)	(24,779)
Acquisition of businesses, net of cash acquired	—	(71,567)
Proceeds from sale of property, plant and equipment	1,102	679
Purchase of marketable securities	(69,934)	—
Proceeds from marketable securities	4,990	—
Other investing activities	—	(283)
NET CASH USED BY INVESTING ACTIVITIES	(91,973)	(95,950)

FINANCING ACTIVITIES:
Net change in borrowings	(211)	159,270
Proceeds from exercise of stock options	13,397	5,715
Purchase of shares for treasury	(7,748)	(202,933)
Cash dividends paid to shareholders	(46,016)	(44,647)
Other financing activities	(15,189)	(18,244)
NET CASH USED BY FINANCING ACTIVITIES	(55,767)	(100,839)

Effect of exchange rate changes on Cash and cash equivalents	12,609	2,746
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,556	(67,164)
Cash and cash equivalents at beginning of period	379,179	304,183
Cash and cash equivalents at end of period	$395,735	$237,019

Cash dividends paid per share	$0.70	$0.64

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2017
Net sales	$405,147	$141,498	$80,213	$—	$626,858
Inter-segment sales	27,374	5,478	2,399	(35,251)	—
Total	$432,521	$146,976	$82,612	$(35,251)	$626,858

EBIT (1)	$74,498	$9,496	$9,787	$(4,763)	$89,018
As a percent of total sales	17.2%	6.5%	11.8%		14.2%
Special items charge (3)	—	—	—	4,498	4,498
Adjusted EBIT (2)	$74,498	$9,496	$9,787	$(265)	$93,516
As a percent of total sales	17.2%	6.5%	11.8%		14.9%
Three months ended June 30, 2016
Net sales	$388,372	$132,815	$71,231	$—	$592,418
Inter-segment sales	23,456	3,841	2,824	(30,121)	—
Total	$411,828	$136,656	$74,055	$(30,121)	$592,418

EBIT (1)	$65,201	$9,670	$9,284	$(34,646)	$49,509
As a percent of total sales	15.8%	7.1%	12.5%		8.4%
Special items charge (4)	—	—	—	34,348	34,348
Adjusted EBIT (2)	$65,201	$9,670	$9,284	$(298)	$83,857
As a percent of total sales	15.8%	7.1%	12.5%		14.2%
Six months ended June 30, 2017
Net sales	$788,471	$270,386	$148,898	$—	$1,207,755
Inter-segment sales	49,834	9,763	4,699	(64,296)	—
Total	$838,305	$280,149	$153,597	$(64,296)	$1,207,755

EBIT (1)	$143,221	$19,101	$18,247	$(8,314)	$172,255
As a percent of total sales	17.1%	6.8%	11.9%		14.3%
Special items charge (3)	—	—	—	8,113	8,113
Adjusted EBIT (2)	$143,221	$19,101	$18,247	$(201)	$180,368
As a percent of total sales	17.1%	6.8%	11.9%		14.9%
Six months ended June 30, 2016
Net sales	$747,380	$257,120	$138,640	$—	$1,143,140
Inter-segment sales	47,287	8,267	5,127	(60,681)	—
Total	$794,667	$265,387	$143,767	$(60,681)	$1,143,140

EBIT (1)	$126,639	$15,903	$16,995	$(33,449)	$126,088
As a percent of total sales	15.9%	6.0%	11.8%		11.0%
Special items charge (4)	—	—	—	34,348	34,348
Adjusted EBIT (2)	$126,639	$15,903	$16,995	$899	$160,436
As a percent of total sales	15.9%	6.0%	11.8%		14.0%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)	Special items reflect acquisition transaction and integration costs related to proposed acquisition of Air Liquide Welding.

(4)	Special items reflect a charge related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$388,372	$6,766	$1,354	$10,508	$(1,853)	$405,147
International Welding	132,815	4,377	—	4,423	(117)	141,498
The Harris Products Group	71,231	7,916	—	692	374	80,213
Consolidated	$592,418	$19,059	$1,354	$15,623	$(1,596)	$626,858

Americas Welding (excluding Venezuela)	$382,539	$12,599	$1,354	$10,508	$(1,853)	$405,147
Consolidated (excluding Venezuela)	$586,585	$24,892	$1,354	$15,623	$(1,596)	$626,858

% Change
Americas Welding		1.7%	0.3%	2.7%	(0.5%)	4.3%
International Welding		3.3%	—	3.3%	(0.1%)	6.5%
The Harris Products Group		11.1%	—	1.0%	0.5%	12.6%
Consolidated		3.2%	0.2%	2.6%	(0.3%)	5.8%

Americas Welding (excluding Venezuela)		3.3%	0.4%	2.7%	(0.5%)	5.9%
Consolidated (excluding Venezuela) (1)		4.2%	0.2%	2.7%	(0.3%)	6.9%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$747,380	$21,527	$4,692	$16,028	$(1,156)	$788,471
International Welding	257,120	7,724	—	7,622	(2,080)	$270,386
The Harris Products Group	138,640	5,932	—	3,410	916	$148,898
Consolidated	$1,143,140	$35,183	$4,692	$27,060	$(2,320)	$1,207,755

Americas Welding (excluding Venezuela)	$736,566	$32,341	$4,692	$16,028	$(1,156)	$788,471
Consolidated (excluding Venezuela)	$1,132,327	$45,996	$4,692	$27,060	$(2,320)	$1,207,755

% Change
Americas Welding		2.9%	0.6%	2.1%	(0.2%)	5.5%
International Welding		3.0%	—	3.0%	(0.8%)	5.2%
The Harris Products Group		4.3%	—	2.5%	0.7%	7.4%
Consolidated		3.1%	0.4%	2.4%	(0.2%)	5.7%

Americas Welding (excluding Venezuela)		4.4%	0.6%	2.2%	(0.2%)	7.0%
Consolidated (excluding Venezuela) (1)		4.1%	0.4%	2.4%	(0.2%)	6.7%

(1)	Venezuelan sales in the three and six months ended June 30, 2016 were $6 million and $11 million, respectively.